    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2000
                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            STOCKWALK.COM GROUP, INC
             (Exact Name of Registrant as Specified in Its Charter)

           MINNESOTA                                       41-1756256
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)

5500 WAYZATA BOULEVARD, SUITE 800, MINNEAPOLIS, MN                    55416
   (Address of Principal Executive Offices)                         (Zip Code)

           STOCKWALK.COM GROUP, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                        PHILIP T. COLTON, GENERAL COUNSEL
                             5500 WAYZATA BOULEVARD
                                    SUITE 800
                          MINNEAPOLIS, MINNESOTA 55416
                     (Name and Address of Agent for Service)

                                 (763) 542-6000
           Telephone Number, Including Area Code, of Agent For Service

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                           Proposed       Proposed
                                                                            Maximum       Maximum
                                                          Amount           Offering      Aggregate      Amount of
                                                           To Be           Price Per      Offering    Registration
Title Of Each Class Of Securities To Be Registered      Registered         Unit (1)      Price (1)       Fee (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.04 par value                         1,000,000 shares       $3.00        $3,000,000      $792.00
====================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share quoted for the Registrant's common stock on NASDAQ National Market System on December 6, 2000.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The documents listed below are incorporated herein by reference. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

         (a) The Registrant's Current Report on Form 8-K (Commission File No. 0-22247) filed by the Registrant on June 7, 2000;

         (b) The Registrant's Annual Report on Form 10-K (Commission File No. 0-22247) filed by the Registrant on June 29, 2000;

         (c) Description of the Registrant's common stock contained on page 73 of the Prospectus dated August 3, 2000, filed by the Registrant pursuant to Rule 424(b)(1) under the Securities Act on August 3, 2000 (Registration No. 333-35544);

         (d) Current Report on Form 8-K (Commission File No. 0-22247) filed by the Registrant on August 8, 2000.

         (e) Quarterly Report on Form 10-Q (Commission File No. 0-22247) filed by the Registrant on August 14, 2000;

         (f) Current Report on Form 8-K (Commission File No. 0-22247) filed by the Registrant on September 22, 2000;

         (g) Current Report on Form 8-K (Commission File No. 0-22247) filed by the Registrant on September 28, 2000; and

         (h) Quarterly Report on Form 10-Q (Commission File No. 0-22247) filed by the Registrant on November 14, 2000.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Unless prohibited in a corporation's articles of incorporation or bylaws, Minnesota Statutes, Section 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees and disbursements) incurred by such persons in connection with a threatened or pending proceeding with respect to the acts or omissions of such persons in their official capacity. The general effect of Minnesota Statutes,
         Section 302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith.

                  As permitted by the Minnesota Business Corporation Act, the Articles of Incorporation of Stockwalk.com Group, Inc., as amended, eliminate the liability of the company's directors for monetary damages arising from any breach of fiduciary duties as a member of the company's board of directors (except as expressly prohibited by Minnesota Statutes, Section 302A.251, subd. 4).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

           Exhibit         Description
          ---------        --------------------------------------------------
             5.1           Opinion of Leonard, Street and Deinard,
                           Professional Association

            23.1           Consent of Leonard,  Street and Deinard,
                           Professional  Association  (contained in Exhibit 5.1)

            23.2           Consent of Ernst & Young LLP

ITEM 9.  UNDERTAKINGS.


         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");


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
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant


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
                  pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on this 8th day of December, 2000.

                                       STOCKWALK.COM GROUP, INC.


                                       By /s/ Eldon C. Miller
                                         ---------------------------------------
                                          Eldon C. Miller
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eldon C. Miller and David B. Johnson his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


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


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                         Title                        Date
--------------------------    -----------------------------     ----------------


/s/ Eldon C. Miller                                             December 7, 2000
--------------------------
Eldon C. Miller               Chairman of the Board; Chief
                                Executive Officer


/s/ Jeffrey L. Houdek                                           December 7, 2000
--------------------------
Jeffrey L. Houdek             Principal Accounting and
                                Financial Officer


/s/ David B. Johnson                                            December 7, 2000
--------------------------
David B. Johnson              Executive Vice President and
                                Director


/s/ Paul R. Kuehn                                               December 7, 2000
--------------------------
Paul R. Kuehn                 Director


/s/ Stanley D. Rahm                                             December 7, 2000
--------------------------
Stanley D. Rahm               Director


/s/ N. Lee Wesley                                               December 7, 2000
--------------------------
N. Lee Wesley                 Director


/s/ Richard J. Nigon                                            December 7, 2000
--------------------------
Richard J. Nigon              Director


                                                                December 7, 2000
--------------------------
John E. Feltl                 Director


/s/ John C. Feltl                                               December 7, 2000
--------------------------
John C. Feltl                 Director

                            EXHIBIT INDEX TO FORM S-8

  Exhibit          Description
-----------        -------------------------------------------------------------
    5.1            Opinion of Leonard, Street and Deinard, Professional
                   Association

   23.1 Consent of Leonard, Street and Deinard, Professional Association (contained in Exhibit 5.1)

   23.2            Consent of Ernst & Young LLP